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                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K


                                 CURRENT REPORT



                      Pursuant to Section 13 or 15(d)of the
                         Securities Exchange Act of 1934

 Date of Report (Date of earliest event reported):           August 29, 1997







                                   LIBBEY INC.
             (Exact name of registrant as specified in its charter)


       Delaware                      1-12084                   34-1559357
(State of incorporation)      (Commission File Number)       (IRS Employer
                                                           identification No.)

     300 Madison Avenue
        Toledo, Ohio                                            43604
(Address of principal executive offices)                      (Zip Code)


       Registrant's telephone number, including area code: (419) 325-2100





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ITEM 2. ACQUISITIONS AND DISPOSITIONS
-------------------------------------

         On August 29, 1997 Libbey Inc. (the "Company") through subsidiaries closed on a series of transactions with Vitro S.A. ("Vitro") and certain of its subsidiaries. The acquisition includes: (a) the Company acquiring through subsidiaries a forty-nine percent (49%) equity interest in: (i) Vitrocrisa, S.A. de C.V. ("Vitrocrisa"), (ii) Vitrocrisa Holding, S.A. de C.V. ("Vitrocrisa Holding"), (iii) Crisa Libbey, S.A. de C.V. ("Crisa Libbey") and (iv) Crisa Industrial, L.L.C. ("Crisa Industrial") from Vitro and certain of its subsidiaries, with Vitro, or its subsidiary Crisa Corporation in the case of Crisa Industrial, being the owner of the remaining fifty-one percent (51%) equity interest in such entities; and (b) the Company acquiring through a subsidiary certain assets and assuming certain liabilities of the business operated as WorldCrisa Corporation from WorldCrisa Corporation ("WorldCrisa").

         The cash purchase price is approximately $100 million plus the funding or assumption of certain liabilities of WorldCrisa and will be financed through the Company's $380 million amended revolving credit facility, that terminates May, 2002 (filed as Exhibit 10.25 to Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1997). The purchase price was determined through arm's length negotiations. There was no previous material relationship between the Company or any of its affiliates and Vitro or any of its affiliates.

         Vitrocrisa manufactures, markets and sells glass tableware (e.g. beverageware, plates, bowls, serveware and accessories) and industrial glassware (e.g. coffee pots, blender jars, meter covers, glass covers for cooking ware and lighting fixtures sold to original equipment manufacturers.). Its manufacturing facilities are based in Monterrey, Mexico, and its products are sold internationally. Vitrocrisa Holding is a holding company the principal assets of which are certain non-voting shares of Vitrocrisa. Crisa Libbey is a company holding as its principal assets certain debt obligations of Vitrocrisa Holding.

         Crisa Industrial is a Delaware limited liability company which distributes in the United States and Canada industrial glass products manufactured by Vitrocrisa.

         WorldCrisa is an importer of metal flatware, ceramic dinnerware and other tabletop products that sells primarily to the foodservice industry in the United States. The assets purchased include accounts receivable, certain inventory, equipment, certain leasehold rights, intellectual property, trademarks and trade names and the liabilities assumed include certain accounts payable, accrued liabilities and lease obligations incurred in the ordinary course of business. It is the Company's intention to continue to operate this business in a similar manner under the name World Tableware.

         Reciprocal distribution agreements have been established, whereby Libbey becomes the distributor of Vitrocrisa glass tableware products in the United States and Canada, and Vitrocrisa becomes the distributor of Libbey glass tableware products in Mexico, Central and South America.


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ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS
------------------------------------------

         (a)      Financial Statements of Business Acquired
                  -----------------------------------------

                  It is impracticable to provide the required financial statements as of and for the year ended December 31, 1996 required by Item 7 (a) relative to the acquired businesses described in Item 2 at the time this report on Form 8-K is filed. The registrant will file the required financial statements as soon as practicable, but not later than 60 days following the date on which this report of Form 8-K must be filed.

         (b)      Pro Forma Financial Information
                  -------------------------------

                  It is impracticable to provide the required pro forma financial information required by Item 7 (b) relative to the acquired business described in Item 2 at the time this report on Form 8-K is filed. The registrant will file pro forma financial information as soon as practicable, but not later than 60 days following the date on which this report on Form 8-K must be filed.

         (c)      Exhibit No.                             Description
                  -----------                             -----------

                  2.1 Master Investment Agreement, dated to be effective as of August 15, 1997, entered into by and between Libbey Inc., Libbey Glass Inc., LGA 2 Corp, LGA 3 Corp, LGA 4 Corp., Vitro, S.A., Vitrocrisa Holding, S.A. de C.V., Vitro Corporativo, S.A., Vitrocrisa S.A. de C.V. Crisa Corporation, and WorldCrisa Corporation.

                                           The Company agrees to furnish
                                           supplementally a copy of any omitted
                                           schedule to the Commission on
                                           request.



                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                        LIBBEY INC.
                                        -----------
                                        Registrant



Date:        9/15/97                 /s/ Kenneth G. Wilkes
       --------------------          -------------------------------------------
                                     Kenneth G. Wilkes
                                     Vice President, Chief Financial Officer
                                     and Treasurer


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